UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth below in Item 8.01 with respect to the agreement in principle, subject to certain conditions, to issue shares of common stock of Ocwen Financial Corporation (Ocwen or the Company) is hereby incorporated by reference in its entirety in this Item 3.02. The Company intends to issue the shares in reliance on the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933, as amended (Securities Act).

Item 8.01      Other Events.

Ocwen has reached an agreement in principle to settle the previously disclosed class action captioned In re Ocwen Financial Corporation Securities Litigation that is pending in the United States District Court for the Southern District of Florida (the Court). As previously disclosed, the litigation involved allegations in connection with the restatements of the Company's 2013 and first quarter 2014 financial statements and its December 2014 consent order with the New York Department of Financial Services, among other matters.

On July 19, 2017, following a mediated settlement process resulting in all parties' acceptance of the mediator's recommendation for settlement, the parties advised the Court of the settlement in principle. The parties have filed a joint motion requesting that the Court adjourn further proceedings in the matter pending approval of the final settlement.

Subject to documentation of a definitive settlement and final approval by the Court, the settlement will include an aggregate cash payment by the Company to the plaintiffs of $49 million (of which the Company expects to recover $12 million to $14 million from insurance proceeds), and an issuance to the plaintiffs of an aggregate of 2,500,000 shares of the Company's common stock. Under certain circumstances related to the price of the Company's common stock over the five trading days prior to Court approval of the settlement, the amount of shares issuable could be increased so that the aggregate number of shares issued has a total value of $7 million. However, in no event will the Company be required to issue more than 4% of the number of shares of the Company's common stock outstanding as of the date of Court approval. Further, in lieu of issuing shares, the Company may elect to pay the plaintiffs $7 million in cash. Attorneys' fees for the plaintiffs will be paid from the amounts described above.

The Company estimates the net pre-tax expense impact of the settlement in the quarter ending June 30, 2017 to be between $(34) million and $(36) million.

While the Company believes that it has sound legal and factual defenses, Ocwen agreed to this settlement in order to avoid the uncertain outcome of trial and the additional expense and demands on the time of its senior management that a trial would involve.

There can be no assurance that the settlement in principle will be finalized and approved by the Court. In the event the settlement in principle is not ultimately finalized and approved, the litigation would continue and we would vigorously defend the allegations made against Ocwen. If our efforts to defend against such claims were not successful, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen's reports and filings with the SEC, including its amended 2016 Annual Report on Form 10-K/A and any current and quarterly reports since such date. Anyone wishing to understand Ocwen's business should review our SEC filings. Ocwen's forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: July 20, 2017	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)